EXHIBIT 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Series 1 Common Stock, par value $0.0001 per share, of BigCommerce Holdings, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: December 30, 2020
SVB Financial Group

By:     /s/ Karen Hon
Name:    Karen Hon
Title:    Chief Accounting Officer

SVB Innovation Credit Partners VIII, LLC

By:     /s/ Andrew Olson
Name: Andrew Olson
Title: Chief Financial Officer, SVB Capital

SVB Innovation Credit Fund VIII, L.P.

By: SVB Innovation Credit Partners VIII, LLC, its general partner

By:     /s/ Andrew Olson
Name: Andrew Olson
Title: Chief Financial Officer, SVB Capital